FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): June 29, 1999

                             EcoScience Corporation
             (Exact name of registrant as specified in its charter)

          Delaware                   0-19746                  04-2912632
 (State or other jurisdiction      (Commission               (IRS Employer
       of incorporation            File Number)           Identification Number)

                                 10 Alvin Court
                        East Brunswick, New Jersey 08816
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (732) 432-8200



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     Item 5. Other Events

Extension of Debt

     On July 1, 1999, EcoScience Corporation (the "Company") announced that it had reached an agreement with Cogentrix Energy, Inc. ("Cogentrix") to extend the due date of $21.6 million of indebtedness owed to Cogentrix from June 30, 1999 to July 31, 1999. The indebtedness was incurred in connection with the Company's acquisition of Cogentrix's interest in four greenhouse operations in which the Company and Cogentrix were partners. The Company and Cogentrix are currently discussing a restructuring of the debt. No assurance can be given that any such restructuring will be completed.

Agro Dynamics, Inc. Loan Agreement

     On June 29, 1999, Agro Dynamics, Inc. ("ADI"), a wholly owned subsidiary of the Company, and Century Business Credit Corporation entered into a new revolving loan agreement which provides up to $4 million of borrowing availability. Borrowings under the facility bear interest at a rate per annum equal to the greater of (i) 7% or (ii) the prime rate plus 2.75% and are secured by eligible accounts receivable and inventory (as defined). The agreement, which has an initial two year term, replaces a $3 million revolving credit facility with Silicon Valley Bank. Proceeds from the new revolving loan facility were used to retire the $750,000 of borrowings outstanding under the Silicon Valley Bank Loan.

Nasdaq Delisting

     The Nasdaq Stock Market has advised the Company that effective with the close of business on June 30, 1999, the Company's Common Stock have been delisted from the Nasdaq SmallCap Market. The Common Stock will trade on the OTC Bulletin Board.

     This report contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that known and unknown risks, uncertainties and other factors may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include the Company's risks and uncertainties related to the Company's future profitability, ability to meet its capital needs, government regulation, continued cooperation of the Company's creditors, competition, market acceptance, year 2000 compliance and other factors described in Item 7A and elsewhere in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has fully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EcoScience Corporation
                                   (Registrant)


                               By:
                                   ---------------------------------------------
                                   Kenneth S. Hollander, Senior Vice President
                                   and Chief Financial Officer

Dated:  July 12, 1999